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                                                                     Exhibit 4.1
                                                                  EXECUTION COPY


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                          REGISTRATION RIGHTS AGREEMENT

                                 By and Between

                                 RADIO ONE, INC.
                                  as "Company"

                                       and

                                  L. ROSS LOVE
                                 CHERYL H. LOVE
                          LRC LOVE LIMITED PARTNERSHIP
                         LOVE FAMILY LIMITED PARTNERSHIP
                              J. KENNETH BLACKWELL
                         WINDINGS LANE PARTNERSHIP, LTD.
                                  LOVIE L. ROSS
                                CALVIN D. BUFORD
                        BUFORD FAMILY LIMITED PARTNERSHIP
                                C. HOWARD BUFORD
                               THOMAS REVELY, III
                                    VADA HILL
                                 STEVEN R. LOVE
                               STEPHEN E. KAUFMANN
                               GEORGE C. HALE, SR.
                                 R. DEAN MEISZER
                         EGI-FUND (99) INVESTORS, L.L.C.
                          TORCHSTAR COMMUNICATIONS, LLC
                       BLUE CHIP VENTURE FUNDS PARTNERSHIP
                              TREBUCHET CORPORATION
                                       and
                       QUETZAL/J. P. MORGAN PARTNERS, L.P.
                                as "Stockholders"




                                February 7, 2001


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                          REGISTRATION RIGHTS AGREEMENT

     This Agreement (this "Agreement") is entered into on February 7, 2001, by and between Radio One, Inc., a Delaware corporation (the "Company"), and L. Ross Love, Cheryl H. Love, LRC Love Limited Partnership, Love Family Limited Partnership, J. Kenneth Blackwell, Windings Lane Partnership, Ltd., Lovie L. Ross, Calvin D. Buford, Buford Family Limited Partnership, C. Howard Buford, Thomas Revely, III, Vada Hill, Steven R. Love, Stephen E. Kaufmann, George C. Hale, Sr., R. Dean Meiszer (each, a "Series A Stockholder"), EGI-Fund (99) Investors, L.L.C., Torchstar Communications, LLC, Blue Chip Venture Funds Partnership, Trebuchet Corporation (each, a "Series B Stockholder"), and Quetzal/J. P. Morgan Partners, L.P. (the "Series D Stockholder" and, together with the Series A Stockholders and the Series B Stockholders, the "Stockholders"). The Company and the Stockholders are referred to collectively herein as the "Parties" and each individually as a "Party".

     WHEREAS, the Company, Blue Chip Merger Subsidiary, Inc. ("Merger Sub"), Blue Chip Broadcasting, Inc. ("BCI"), and the Stockholders are parties to that certain Merger Agreement of even date herewith (the "Merger Agreement"), pursuant to which, among other things, BCI will be merged with and into Merger Sub (the "Blue Chip Acquisition") and, as a result of such Blue Chip Acquisition, the Stockholders will receive shares of the Company's class D common stock (such shares of class D common stock, the "Blue Chip Acquisition Stock").

     WHEREAS, the Stockholders desire certain registration rights in connection with the Blue Chip Acquisition Stock and the Company has agreed to provide such rights to the Stockholders.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the Parties agree as follows.


     1. Definitions.

          "Agreement" has the meaning set forth in the preface above.

          "BCI" has the meaning set forth in the recitals above.

          "Blue Chip Acquisition" has the meaning set forth in the recitals above.

          "Blue Chip Acquisition Stock" has the meaning set forth in the recitals above.

          "Blue Chip Investors" means those Stockholders holding Registrable Securities.

          "Board" means the Board of Directors of the Company.

          "Closing Date" has the meaning set forth in the Merger Agreement.

          "Commission" means the Securities and Exchange Commission.
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          "Common Stock" means the class D common stock, par value $.001 per share, of the Company.

          "Company" has the meaning set forth in the preface above.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Merger Agreement" has the meaning set forth in the recitals above.

          "Merger Sub" has the meaning set forth in the recitals above.

          "Parties" has the meaning set forth in the preface above.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, business trust, joint stock company, trust or unincorporated organization or any government or any agency or political subdivision thereof.

          "Registrable Securities" means (a) the Blue Chip Acquisition Stock being acquired by the Stockholders and (b) any Common Stock issued or issuable with respect to any of the shares of Blue Chip Acquisition Stock referred to in clause (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. Shares of Common Stock will cease to be Registrable Securities
(i) when effectively registered under the Securities Act and disposed of in accordance with the registration statement covering such shares, or (ii) when they may be resold by the Person holding such shares without restriction or limitation under Rule 144(k).

          "Registration Expenses" has the meaning set forth in Section 2.8 hereof.

          "Rule 144" means Rule 144 under the Securities Act (or any successor or similar exemptive rules hereafter in effect).

          "Rule 145" means Rule 145 under the Securities Act (or any successor or similar rules hereafter in effect).

          "Rule 415" means Rule 415 under the Securities Act (or any successor or similar rules hereafter in effect).

          "Securities Act" means the Securities Act of 1933, as amended.

          "Series A Stockholders" has the meaning set forth in the preface above.

          "Series B Stockholders" has the meaning set forth in the preface above.

          "Series D Stockholder" has the meaning set forth in the preface above.

          "Shelf Registration" means the registration effected pursuant to
Section 2.1 hereof.

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          "Shelf Registration Holders" means those Stockholders holding the
Shelf Registration Securities.

          "Shelf Registration Period" has the meaning set forth in Section 2.1(b)(i) hereof.

          "Shelf Registration Securities" means up to Two Million One Hundred and Forty-Three Thousand (2,143,000) shares of Registrable Securities held by the Series A Stockholders and the Series B Stockholders.

          "Shelf Registration Statement" means the shelf registration statement filed under the Securities Act on an appropriate form providing for the registration of, and the sale on a continuous or delayed basis by the Shelf Registration Holders of, all of the Shelf Registration Securities pursuant to Rule 415, filed by the Company pursuant to the provisions of Section 2.1 of this Agreement, including the prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

          "Short-Form Registration" has the meaning set forth in Section 2.2(a) hereof.

          "Stockholders" has the meaning set forth in the preface above.

     2.   Registration Rights.

     2.1  Shelf Registration.

          (a) The Company shall as promptly as practicable prepare and, not later than sixty (60) days after the date of this Agreement, file with the Commission and thereafter shall use its best efforts to cause to be declared effective under the Act on the Closing Date or as soon as practicable thereafter, a Shelf Registration Statement relating to the offer and sale of the Shelf Registration Securities by the Shelf Registration Holders from time to time in accordance with the methods of distribution elected by such Shelf Registration Holders and set forth in such Shelf Registration Statement. The Shelf Registration Securities to be included in the Shelf Registration Statement shall be determined as follows: first, each Series B Stockholder shall include all shares of Blue Chip Acquisition Stock issued to such Series B Stockholder pursuant to the Merger Agreement, other than any such shares which are held in the post-Closing escrow account established pursuant to Section 2.6 of the Merger Agreement; and second, each Series A Stockholder shall be permitted to include such number of shares of Blue Chip Acquisition Stock acquired by such Series A Stockholder pursuant to the Merger Agreement, other than any such shares which are held in the post-Closing escrow account established pursuant to
Section 2.6 of the Merger Agreement, as requested by such Series A Stockholder; provided, however, that the total number of shares of Blue Chip Acquisition Stock to be included by all Series A Stockholders, taken as a whole, may not exceed the amount by which 2,143,000 shares exceeds the number of Shelf Registration Securities being provided by the Series B Stockholders. In the event that the aggregate number of shares of Blue Chip Acquisition Stock requested to be included in the Shelf Registration Statement exceeds the maximum number of shares available for inclusion by the Series A Stockholders, as calculated pursuant to the preceding sentence, unless otherwise agreed in writing by all Series A Stockholders who have indicated a desire to participate in the Shelf Registration Statement, then the shares to be

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included in the Shelf Registration Statement by each participating Series A
Stockholder shall be reduced, on a pro rata basis, in proportion to the number of Registrable Securities held by each such Series A Stockholder; provided further, however, that L. Ross Love shall not be permitted to include more than 1,500,000 shares of Registrable Securities in the Shelf Registration Statement.

          (b) The Company shall use its best efforts:

               (i) to keep the Shelf Registration Statement continuously effective in order to permit the prospectus included therein to be lawfully delivered by the Shelf Registration Holders of the relevant Shelf Registration Securities, for a period of one year from the date of its effectiveness or such shorter period that will terminate when all the Shelf Registration Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement (in any such case, such period being called the "Shelf Registration Period"); and

               (ii) during the Shelf Registration Period, promptly upon the request of any Shelf Registration Holder to take any action reasonably necessary to register the sale of any Shelf Registration Securities of such Shelf Registration Holder and to identify such Shelf Registration Holder as a selling securityholder.

          (c) The Company may require each Shelf Registration Holder as a condition to the registration of such Shelf Registration Holder's Shelf Registration Securities thereunder to furnish to the Company such information regarding the Shelf Registration Holder and the distribution of the Shelf Registration Securities as the Company may from time to time reasonably require for inclusion in such Shelf Registration Statement. Each Shelf Registration Holder who offers and sells Shelf Registration Securities by means of the Shelf Registration Statement shall do so in accordance with the terms thereof and the requirements of the Securities Act.

          (d) Notwithstanding any provisions of this Agreement to the contrary, the Company shall cause the Shelf Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement, amendment or supplement, (i) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission and (ii not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that failure by the Company to comply with this Section 2.1(d) shall not be deemed a breach of this provision if such failure results from inclusion of any untrue statement or materials provided by Shelf Registration Holders, in writing, specifically for inclusion in such Shelf Registration Statement, related prospectus or amendment or supplement thereto.

     2.2  Demand Registrations.

          (a) Requests for Registration. At any time one hundred eighty (180) days or more after the Closing Date, the holders of at least 30% of the Registrable Securities may request one registration under the Securities Act of all or any portion of their Registrable Securities on Form S-3 or any similar short-form registration statement ("Short-Form Registrations") if available, and at any time eighteen (18) months or more after the Closing Date, the holders of at least 30% of the

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Registrable Securities may request one additional Short-Form Registration. Both
Short-Form Registrations shall be underwritten registrations. Each request for a Short-Form Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. Within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms of Section 2.2(b) hereof, shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice; provided, however, that the Company shall not be required to include in any such registration the Registrable Securities of a Blue Chip Investor that does not accept the standard and customary terms of the underwriting as reasonably agreed upon between the Company and the managing underwriter(s) for such offering. A registration shall not count as one of the permitted Short-Form Registrations until it has become effective (unless such Short-Form Registration has not become effective due solely to the fault of the holders requesting such registration), and neither the first, the second nor any subsequent Short-Form Registration shall count as one of the permitted Short-Form Registrations unless the holders of Registrable Securities are able to register and sell at least 75% of the Registrable Securities requested to be included in such registration.

          (b) Priority on Short-Form Registrations. If the managing underwriters of a Short-Form Registration advise the Company in writing that in their opinion the number of Registrable Securities and other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold therein without adversely affecting the marketability of the offering, the Company shall include in such registration the number of securities requested to be included which in the opinion of such underwriters can be sold without adversely affecting the marketability of the offering pro rata among the respective holders thereof on the basis of the amount of securities that each such holder requested for inclusion in such Short-Form Registration.

          (c) Restrictions on Short-Form Registrations. The Company shall not be obligated to effect any Short-Form Registration within 90 days after (i) the effective date of a previous Short-Form Registration (including any registration that would have constituted a Short-Form Registration but for the fact that the holders of Registrable Securities were not able to register and sell at least 75% of the Registrable Securities requested to be included in such registration) or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2.3 hereof and (ii the filing date of a Short-Form Registration that does not become effective due solely to the fault of the holders relinquishing such registration. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Short-Form Registration if the Board determines in its reasonable good faith judgment that such Short-Form Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar material transaction; provided that in such event, the holders of Registrable Securities initially requesting such Short-Form Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Short-Form Registration shall not count as one of the permitted Short-Form Registrations hereunder. The Company may delay a Short-Form Registration hereunder only once in any twelve-month period.

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          (d) Selection of Underwriters.  The Company shall have the right to select the investment banker(s) and manager(s) to administer any Short-Term Registration, subject to the approval of the holders of a majority of the Registrable Securities initially requesting registration hereunder which shall not be unreasonably withheld or delayed.

     2.3  "Piggy-Back" Registration Rights.   If at any time or times after the
Closing Date, the Company shall determine or be required to register any shares of its Common Stock for sale under the Securities Act (whether in connection with a public offering of securities by the Company, a public offering of securities by stockholders of the Company, or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), the Company will promptly give written notice thereof to the Blue Chip Investors that hold Registrable Securities at that time. In connection with any such registration, if within 10 days after the receipt of such notice, one or more Blue Chip Investors request the inclusion of some or all of the Registrable Securities (but not any other shares) held by them in such registration, the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which such Blue Chip Investors request to be registered. In the case of the registration of shares of Common Stock by the Company in connection with an underwritten public offering, (a) the Company shall not be required to include any Registrable Securities in such underwriting which are held by a Blue Chip Investor that does not accept the standard and customary terms of the underwriting as reasonably agreed upon between the Company and the managing underwriter(s) for such offering, and (b) if the managing underwriter(s) reasonably determine(s) in writing that marketing factors require a limitation on the number of Registrable Securities to be offered, the Company shall not be required to register Registrable Securities in excess of the amount, if any, of shares of capital stock which the managing underwriter(s) for such offering shall reasonably and in good faith agree to include in such offering in excess of any amount to be registered for the Company and/or for the stockholder(s) requiring such registration.

     2.4 Further Obligations of the Company. Whenever the Company is required under this Section 2 to register any Registrable Securities, it agrees that it shall also do the following:

          (a) except as provided in Section 2.1 hereof, use its best efforts (with due regard to the management of the ongoing business of the Company) to diligently prepare and file with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of the securities covered by said registration statement for the lesser of: (i) 180 days or (ii) the period necessary to complete the proposed public offering; provided that the Company shall not be obligated to file, cause to become effective or maintain the effectiveness of any such registration statement if the Board determines in its reasonable good faith judgment that such filing or effectiveness would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar material transaction;

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

          (b) furnish to each selling Blue Chip Investor such copies of each preliminary and final prospectus and such other documents as such Blue Chip Investor may reasonably request to facilitate the public offering of its Registrable Securities;

          (c) use its best efforts to register or qualify the Registrable Securities covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling Blue Chip Investors may reasonably request, provided that the Company shall not be required to register to qualify the Registrable Securities in any jurisdictions which require it to qualify to do business or subject itself to general service of process therein;

          (d) immediately notify each selling Blue Chip Investor, at any time when a prospectus relating to its Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Blue Chip Investor, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (e) cause all such Registrable Securities to be listed on each securities exchange or quoted in each quotation system on which similar securities issued by the Company are then listed or quoted; and

          (f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to each selling Blue Chip Investor, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby (or 90 days in case the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act.

     2.5  Indemnification and Contribution.

          (a) Incident to any registration statement referred to in this Section 2, and subject to applicable law, the Company will indemnify and hold harmless each underwriter, each Blue Chip Investor who holds any Registrable Securities (including its respective directors or partners, officers, employees and agents) so registered, and each Person who controls any of them within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal or other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus), and (ii any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (ii any violation by the Company of the Securities Act, any state securities or "blue

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

sky" laws or any rule or regulation thereunder in connection with such registration, provided, however, that the Company will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to the Company by such underwriter, Blue Chip Investor or controlling Person expressly for use in such registration statement. With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to the Company by such Blue Chip Investor expressly for use in such registration statement, such Blue Chip Investor will indemnify and hold harmless each underwriter, the Company (including its directors, officers, employees and agents), each other Blue Chip Investor holding Registrable Securities (including its respective directors or partners, officers, employees and agents) and each other person whose securities are so registered, and each Person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence.

          (b) If the indemnification provided for in Section 2.5(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 2.5, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits, if any, received by the Company, the other selling Blue Chip Investors and the underwriters from the offering of the Registrable Securities or (ii if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the other selling Blue Chip Investors and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the selling Blue Chip Investors and the underwriters shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the selling Blue Chip Investors and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of the Company, the selling Blue Chip Investors and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the selling Blue Chip Investors or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Blue Chip Investors, and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 2.5(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. In no event, however, shall a Blue Chip Investor be required to contribute any amount under this Section 2.5(b) in excess of the lesser of (A) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which is being sold by such Blue Chip

Investor or (B) the proceeds received by such Blue Chip Investor from its sale of Registrable Securities under such registration statement. No Person found guilty of fraudulent misrepresentation (within the meaning of Section 9(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (c) The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referenced to in this Section 2.5 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. The indemnification and contribution provided for in this Section 2.5 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any director or partner, officer, employee, agent or controlling Person of the indemnified parties.

     2.6 Rule 144 Requirements. The Company shall use its best efforts to take all actions as may be required as a condition to the availability, and shall furnish to any Blue Chip Investor upon request a written statement executed by the Company as to the steps it has taken to comply with the current public information requirement, of Rule 144 under the Securities Act (or any successor or similar exemptive rules hereafter in effect). Further, the Company shall cause all Registrable Securities to be listed on each securities exchange or quoted in each quotation system on which similar securities issued by the Company are then listed or quoted to the extent necessary or appropriate to permit the Blue Chip Investors to transfer such securities pursuant to Rule 144.

     2.7  Registration Expenses.

          (a) All expenses incident to the registration and offering of Registrable Securities pursuant to this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses"), shall be borne by the Company, except that the Blue Chip Investors shall bear underwriting and selling commissions attributable to their Registrable Securities being registered, any transfer taxes on shares being sold by such Blue Chip Investors and any fees and expenses of legal counsel for such Blue Chip Investors; provided, however, that the Blue Chip Investors shall bear all Registration Expenses with respect to any Short-Form Registration that has not become effective due solely to the fault of the holders requesting such registration, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

          (b) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

     3.   Miscellaneous Provisions.

     3.1 No Assignment; No Third-Party Beneficiaries. Neither the Company, on the one hand, nor any Stockholder, on the other hand, may assign its respective rights or obligations hereunder without the prior written consent of each Stockholder, in the case of any proposed assignment by the Company, or the Company, in the case of any proposed assignment by any Stockholder other than assignments to persons or entities who are affiliates of the Stockholder within the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     3.2 Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior negotiations, understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     3.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     3.4 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     3.5 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     3.6 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and the holders of two-thirds of the then-outstanding Registrable Securities. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     3.7 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

                               [END OF DOCUMENT]
                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

                                    Radio One, Inc.




                                    By:     /s/ Alfred C. Liggins, III
                                        ----------------------------------
                                        Name:   Alfred C. Liggins, III
                                        Title:  President

                                    Series A Stockholders:


                                              /s/ L. Ross Love
                                    --------------------------------------
                                                  L. Ross Love


                                             /s/ Cheryl H. Love
                                    --------------------------------------
                                                 Cheryl H. Love


                                              /s/ Lovie L. Ross
                                    --------------------------------------
                                                  Lovie L. Ross

                                    LRC Love Limited Partnership


                                    By:       /s/ L. Ross Love
                                        ----------------------------------
                                        Name:  L. Ross Love
                                        Title: General Partner


                                    Love Family Limited Partnership


                                    By:          /s/ L. Ross Love
                                        ----------------------------------
                                        Name:  L. Ross Love
                                        Title: General Partner

                                    Windings Lane Partnership, LTD


                                    By:      /s/ J. Kenneth Blackwell
                                        ----------------------------------
                                        Name:  J. Kenneth Blackwell
                                        Title: General Partner


                                           /s/ J. Kenneth Blackwell
                                    --------------------------------------
                                               J. Kenneth Blackwell


                                            /s/ Calvin D. Buford
                                    --------------------------------------
                                                Calvin D. Buford



                                    BUFORD FAMILY Limited Partnership


                                    By:       /s/ Calvin D. Buford
                                        ----------------------------------
                                        Name:  Calvin D. Buford
                                        Title: General Partner


                                           /s/ Thomas Revely, III
                                    --------------------------------------
                                               Thomas Revely, III


                                              /s/ C. Howard Buford
                                    --------------------------------------
                                                  C. Howard Buford


                                                /s/ Vada Hill
                                    --------------------------------------
                                                    Vada Hill


                                            /s/ George C. Hale, Sr.
                                    --------------------------------------
                                                George C. Hale, Sr.


                                            /s/ Steven R. Love
                                    --------------------------------------
                                                Steven R. Love

                                           /s/ Stephen E. Kaufmann
                                    --------------------------------------
                                               Stephen E. Kaufmann


                                             /s/ R. Dean Meiszer
                                    --------------------------------------
                                                 R. Dean Meiszer


                                    Series B Stockholders:

                                    Trebuchet Corporation


                                    By:        /s/ Frank E. Wood
                                        ----------------------------------
                                        Name:  Frank E. Wood
                                        Title: President


                                    Torchstar Communications, LLC


                                    By:        /s/ Peter C. B. Coyne
                                        ----------------------------------
                                        Name:  Peter C. B. Coyne
                                        Title: Manager


                                    Blue Chip Venture Funds Partnership


                                    By:         /s/ John H. Wyant
                                        ----------------------------------
                                        Name:   John H. Wyant
                                        Title:  Managing Director


                                    EGI-Fund (99) Investors, L.L.C.


                                    By:     /s/ Donald J. Liebentritt
                                        ----------------------------------
                                        Name:  Donald J. Liebentritt
                                        Title: Vice President

                                    Series D Stockholders:

                                    Quetzal/J. P. Morgan Partners, L.P.

                                    By: Quetzal/J. P. Morgan Partner (GP), LLC,
                                        its general partner


                                    By:     /s/ Reginald J. Hollinger
                                        ----------------------------------
                                        Name:  Reginald J. Hollinger
                                        Title: Managing Member